EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Second Quarter 2024 Results

MATTOON, Ill., Aug. 01, 2024 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended June 30, 2024.

Highlights

  Net income of $19.7 million, or $0.82 diluted EPS
  Adjusted net income (non-GAAP) of $20.1 million, or $0.84 diluted EPS
  Margin expansion and loan growth drove an increase in net interest income of $1.3 million for the quarter
  Announced the acquisition of Mid Rivers Insurance Group (“MRIG”) on July 9th deepening our Missouri presence and increasing noninterest income
  Board of Directors increases quarterly dividend by $0.01 per share to $0.24 per share

“We delivered another strong quarter of financial results and continued our strategy to expand noninterest income with the acquisition of MRIG,” said Joe Dively, Chairman and Chief Executive Officer. “The quarter included solid loan growth and superior asset quality. The loan growth and repricing of our earning assets, combined with active management of our funding costs helped drive an 11-basis point increase in margin for the period.”

“The MRIG acquisition deepens our Missouri presence with a highly productive team covering the St. Louis and mid-Missouri footprint. We welcome the MRIG team and are excited about the growth and diversity they bring to our insurance offerings and the opportunity to deepen relationships for customers of both companies,” Dively concluded.

Taxes

On June 7, 2024, Illinois passed HB 4951, which among other things changed the apportionment related to investment income. For purposes of computing Illinois sourced receipts, the apportionment on investment income is now the same as the apportionment factor on all non-investment income. The effect of this for First Mid is a lower Illinois tax rate going forward. However, the impact to the second quarter of 2024 was a $1.0 million tax expense for the lower rate applied to associated deferred tax assets. This nonrecurring expense reduced diluted EPS for the period by $0.04.

Net Interest Income

Net interest income for the second quarter of 2024 increased by $1.3 million, or 2.3% compared to the first quarter of 2024. Interest income increased by $1.0 million primarily driven by loan growth and repricing of maturing loans. The Company primarily utilized cash for loan funding and did not replace most borrowings that matured. This strategy combined with lower deposit balances drove a decline in interest expense by $0.3 million.

In comparison to the second quarter of 2023, net interest income increased $14.4 million, or 34.0%.  Interest income increased by $22.6 million and interest expense increased $8.2 million. The increases were primarily driven by the addition of Blackhawk and higher interest rates.

Net Interest Margin

Net interest margin, on a tax equivalent basis, was 3.36% for the second quarter of 2024, which was an 11-basis point increase compared to the prior quarter. Earning asset yields increased by 11 basis points, while the average cost of funds was flat. Accretion income for the quarter was $3.7 million, which was an increase of $0.1 million from the prior quarter.

In comparison to the second quarter of last year, the net interest margin increased 52 basis points, with an average earnings asset increase of 84 basis points versus the average cost of funds increase of 32 basis points. The increases were due to higher rates on new and renewed loans as well as increased competition on deposits.

Loan Portfolio

Total loans ended the quarter at $5.56 billion, representing an increase of $61.3 million, or 1.1% compared to the prior quarter. Growth was well diversified between construction and land development, multifamily, commercial real estate and commercial and industrial loans. The average yield on new loans and operating line usage was approximately 8.0% in the quarter.

Asset Quality

The Company benefits from a strong performing credit culture that is reflective in its ratios for the current quarter. The allowance for credit losses (‘ACL’) increased by $0.4 million to $68.3 million with an ending ACL to total loans ratio of 1.23%. Provision expense was recorded in the amount of $1.1 million and the Company had net charge offs of $0.7 million in the period. Also, at the end of the second quarter, the ratio of non-performing loans to total loans was 0.34%, and the ACL to non-performing loans was 358%.   The ratio of non-performing assets to total assets was 0.27% at quarter end. Non-performing loans decreased by $1.0 million in the period to $19.1 million.   Special mention loans declined $34.9 million in the quarter to $30.8 million driven by a combination of upgrades and paydowns. Substandard loans declined $1.7 million in the period to $27.6 million.

Deposits and Funding

Total deposits ended the quarter at $6.12 billion, which represented a decrease of $127.2 million, or 2.0% from the prior quarter. The decrease was primarily in interest bearing demand deposits and noninterest bearing accounts, which included the deposit change mentioned in the first quarter release where approximately $50.0 million of second quarter outflows were short-term customer cash flow needs that were received on the last day of the first quarter. In comparison to the prior quarter, the average cost of funds was flat in the second quarter of 2024 at 1.91%.

During the quarter, the Company repurchased and cancelled $4.0 million of its outstanding 3.95% fixed-to-floating rate subordinated notes due 2030 (“Notes”). The Notes were purchased at a discount in the open market and generated a gain, net of the discount, of $0.1 million.

Noninterest Income and MRIG

Noninterest income for the second quarter of 2024 was $22.4 million compared to $24.5 million in the prior quarter.   The decrease compared to the prior quarter was primarily due to the seasonality in insurance revenues, which were lower by $2.7 million. Excluding insurance, noninterest income increased in the quarter primarily driven by higher service charges, mortgage banking and debit card fees. Wealth management revenues increased $0.1 million in the quarter and ended the period with $6.3 billion in assets under management.

In comparison to the second quarter of 2023, noninterest income increased $2.9 million, or 15.1%. The increase was primarily driven by the addition of Blackhawk and growth in insurance revenues.

On July 9, 2024, our subsidiary First Mid Insurance Group closed on the acquisition of Mid Rivers Insurance Group based in O’Fallon, Missouri. MRIG serves the greater St. Louis and mid-Missouri markets overlapping First Mid’s operating markets. MRIG has a diversified product offering including personal lines, commercial lines, transportation and agriculture. The experienced team of 10 producers generates annual revenue of approximately $2.7 million, which is expected to significantly grow with the opportunities from bank referrals and access to expanded markets.

Noninterest Expenses

Noninterest expense for the second quarter of 2024 totaled $51.4 million compared to $53.4 million in the prior quarter. The decrease was primarily driven by lower nonrecurring integration costs, which totaled $0.3 million in the second quarter of 2024 versus $2.3 million in the first quarter of 2024. The current quarter included a $0.7 million annual incentive credit in debit card fees, while the prior quarter included a $0.9 million credit for a negotiated adjustment for a new agreement.

In comparison to the second quarter of 2023, noninterest expenses increased $11.3 million. The increase was primarily driven by the addition of Blackhawk and organic growth, including the impacts from higher inflation.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the second quarter 2024 was 59.6% compared to 59.1% in the prior quarter and 60.4% for the same period last year.

Capital Levels and Dividend

The Company’s capital levels remained strong and comfortably above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.46%
Tier 1 capital to risk-weighted assets	12.65%
Common equity tier 1 capital to risk-weighted assets	12.24%
Leverage ratio	10.04%

The Company’s Board of Directors approved an increase of $0.01 to its next quarterly dividend of $0.24 payable on August 30, 2024 for shareholders of record on August 16, 2024.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $7.6 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 159 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward-Looking Statements
This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; and the impact of the global COVID-19 pandemic on First Mid’s businesses. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Austin Frank
SVP, Shareholder Relations
217-258-5522
afrank@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

– Tables Follow –

	FIRST MID BANCSHARES, INC.
	Condensed Consolidated Balance Sheets
	(In thousands, unaudited)

	As of
	June 30,	December 31,	June 30,
	2024	2023	2023

Assets
Cash and cash equivalents	$235,480	$143,064	$174,253
Investment securities	1,120,930	1,179,402	1,169,428
Loans (including loans held for sale)	5,560,617	5,580,565	4,813,416
Less allowance for credit losses	(68,312)	(68,675)	(58,719)
Net loans	5,492,305	5,511,890	4,754,697
Premises and equipment, net	101,583	101,396	89,924
Goodwill and intangibles, net	257,377	264,231	178,615
Bank Owned Life Insurance	168,439	166,125	152,538
Other assets	204,946	220,686	184,414
Total assets	$7,581,060	$7,586,794	$6,703,869

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,393,336	$1,398,234	$1,171,047
Interest bearing	4,722,443	4,725,425	4,048,538
Total deposits	6,115,779	6,123,659	5,219,585
Repurchase agreements with customers	205,955	213,721	209,170
Other borrowings	263,735	263,787	449,979
Junior subordinated debentures	24,169	24,058	19,448
Subordinated debt	103,029	106,755	94,632
Other liabilities	54,748	61,610	50,368
Total liabilities	6,767,415	6,793,590	6,043,182

Total stockholders' equity	813,645	793,204	660,687
Total liabilities and stockholders' equity	$7,581,060	$7,586,794	$6,703,869

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$79,560	$58,368	$157,383	$114,604
Interest on investment securities	7,405	7,193	14,810	14,320
Interest on federal funds sold & other deposits	1,718	569	4,162	877
Total interest income	88,683	66,130	176,355	129,801
Interest expense:
Interest on deposits	26,338	16,580	52,434	29,347
Interest on securities sold under agreements to repurchase	1,615	1,723	3,671	3,186
Interest on other borrowings	2,248	4,084	4,562	8,967
Interest on jr. subordinated debentures	537	390	1,079	769
Interest on subordinated debt	1,180	986	2,374	1,974
Total interest expense	31,918	23,763	64,120	44,243
Net interest income	56,765	42,367	112,235	85,558
Provision for credit losses	1,083	458	726	(359)
Net interest income after provision for loan	55,682	41,909	111,509	85,917
Non-interest income:
Wealth management revenues	5,405	5,341	10,727	10,855
Insurance commissions	6,531	5,737	15,744	14,217
Service charges	3,227	2,386	6,183	4,589
Net securities gains/(losses)	(156)	(6)	(156)	(52)
Mortgage banking revenues	1,038	332	1,744	482
ATM/debit card revenue	4,281	3,265	8,336	6,348
Other	2,096	2,431	4,322	5,526
Total non-interest income	22,422	19,486	46,900	41,965
Non-interest expense:
Salaries and employee benefits	30,164	23,544	60,612	49,615
Net occupancy and equipment expense	7,507	6,035	15,067	12,040
Net other real estate owned (income) expense	85	27	64	160
FDIC insurance	902	1,076	1,771	1,539
Amortization of intangible assets	3,340	1,477	6,837	2,999
Stationary and supplies	370	315	761	607
Legal and professional expense	2,536	1,780	4,985	3,470
ATM/debit card expense	1,281	1,016	2,472	2,239
Marketing and donations	814	908	1,676	1,562
Other	4,392	3,864	10,508	7,388
Total non-interest expense	51,391	40,042	104,753	81,619
Income before income taxes	26,713	21,353	53,656	46,263
Income taxes	6,968	4,786	13,408	10,516
Net income	$19,745	$16,567	$40,248	$35,747

Per Share Information
Basic earnings per common share	$0.83	$0.81	$1.69	$1.74
Diluted earnings per common share	0.82	0.80	1.68	1.74

Weighted average shares outstanding	23,896,210	20,528,717	23,884,472	20,510,585
Diluted weighted average shares outstanding	23,998,152	20,628,239	23,979,244	20,596,283

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Interest income:
Interest and fees on loans	$79,560	$77,823	$78,676	$69,143	$58,368
Interest on investment securities	7,405	7,405	8,515	9,284	7,193
Interest on federal funds sold & other deposits	1,718	2,444	2,736	2,011	569
Total interest income	88,683	87,672	89,927	80,438	66,130
Interest expense:
Interest on deposits	26,338	26,096	25,900	22,047	16,580
Interest on securities sold under agreements to repurchase	1,615	2,056	1,754	1,625	1,723
Interest on other borrowings	2,248	2,314	3,073	4,749	4,084
Interest on jr. subordinated debentures	537	542	545	545	390
Interest on subordinated debt	1,180	1,194	1,193	1,029	986
Total interest expense	31,918	32,202	32,465	29,995	23,763
Net interest income	56,765	55,470	57,462	50,443	42,367
Provision for credit losses	1,083	(357)	552	5,911	458
Net interest income after provision for loan	55,682	55,827	56,910	44,532	41,909
Non-interest income:
Wealth management revenues	5,405	5,322	4,998	4,940	5,341
Insurance commissions	6,531	9,213	5,398	5,199	5,737
Service charges	3,227	2,956	3,298	2,994	2,386
Securities gains, net	(156)	0	46	3,389	(6)
Mortgage banking revenues	1,038	706	954	846	332
ATM/debit card revenue	4,281	4,055	4,233	3,766	3,265
Other	2,096	2,226	2,841	1,919	2,431
Total non-interest income	22,422	24,478	21,768	23,053	19,486
Non-interest expense:
Salaries and employee benefits	30,164	30,448	29,925	25,422	23,544
Net occupancy and equipment expense	7,507	7,560	7,977	6,929	6,035
Net other real estate owned (income) expense	85	(21)	800	902	27
FDIC insurance	902	869	1,015	785	1,076
Amortization of intangible assets	3,340	3,497	3,560	2,568	1,477
Stationary and supplies	370	391	404	335	315
Legal and professional expense	2,536	2,449	2,065	1,844	1,780
ATM/debit card expense	1,281	1,191	1,332	1,751	1,016
Marketing and donations	814	862	679	764	908
Other	4,392	6,116	9,268	5,796	3,864
Total non-interest expense	51,391	53,362	57,025	47,096	40,042
Income before income taxes	26,713	26,943	21,653	20,489	21,353
Income taxes	6,968	6,440	3,582	5,372	4,786
Net income	$19,745	$20,503	$18,071	$15,117	$16,567

Per Share Information
Basic earnings per common share	$0.83	$0.86	$0.76	$0.68	$0.81
Diluted earnings per common share	0.82	0.86	0.76	0.68	0.80

Weighted average shares outstanding	23,896,210	23,872,731	23,837,853	22,220,438	20,528,717
Diluted weighted average shares outstanding	23,998,152	23,960,335	23,921,758	22,319,334	20,628,239

	FIRST MID BANCSHARES, INC.
	Consolidated Financial Highlights and Ratios
	(Dollars in thousands, except per share data)
	(Unaudited)
	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023

Loan Portfolio
Construction and land development	$195,389	$186,851	$205,077	$189,206	$151,574
Farm real estate loans	387,015	388,941	391,132	399,834	392,220
1-4 Family residential properties	507,517	518,641	542,469	531,699	418,932
Multifamily residential properties	334,446	312,758	319,129	327,067	303,482
Commercial real estate	2,406,955	2,396,092	2,384,704	2,392,834	2,056,529
Loans secured by real estate	3,831,322	3,803,283	3,842,511	3,840,640	3,322,737
Agricultural operating loans	213,997	213,217	196,272	179,447	148,318
Commercial and industrial loans	1,268,646	1,227,906	1,266,159	1,242,653	1,094,522
Consumer loans	70,841	79,569	91,014	99,542	80,241
All other loans	175,811	175,320	184,609	177,783	167,598
Total loans	5,560,617	5,499,295	5,580,565	5,540,065	4,813,416

Deposit Portfolio
Non-interest bearing demand deposits	$1,393,336	$1,448,299	$1,398,234	$1,389,022	$1,171,047
Interest bearing demand deposits	1,909,993	1,974,857	1,837,296	1,940,162	1,477,765
Savings deposits	673,381	704,777	710,586	734,377	602,523
Money Market	1,127,699	1,107,177	1,129,950	1,161,957	923,259
Time deposits	1,011,370	1,007,826	1,047,593	1,120,806	1,044,991
Total deposits	6,115,779	6,242,936	6,123,659	6,346,324	5,219,585

Asset Quality
Non-performing loans	$19,079	$20,064	$20,128	$21,269	$18,637
Non-performing assets	20,557	21,471	21,292	23,565	22,615
Net charge-offs (recoveries)	708	381	118	181	(38)
Allowance for credit losses to non-performing loans	358.05%	338.60%	341.19%	320.85%	315.07%
Allowance for credit losses to total loans outstanding	1.23%	1.24%	1.23%	1.23%	1.22%
Nonperforming loans to total loans	0.34%	0.36%	0.36%	0.38%	0.39%
Nonperforming assets to total assets	0.27%	0.28%	0.28%	0.30%	0.34%
Special Mention loans	30,767	65,693	74,050	73,732	40,687
Substandard and Doubtful loans	27,594	29,296	28,945	30,575	28,255

Common Share Data
Common shares outstanding	23,895,868	23,888,929	23,827,137	23,830,038	20,528,192
Book value per common share	$34.05	$33.40	$33.29	$30.97	$32.18
Tangible book value per common share (1)	23.28	22.49	22.20	19.73	23.48
Tangible book value per common share excluding other comprehensive income at period end (1)	29.43	28.67	27.93	27.24	30.87
Market price of stock	32.88	32.68	34.66	26.56	24.14

Key Performance Ratios and Metrics
End of period earning assets	$6,812,574	$6,923,742	$6,780,160	$7,007,282	$6,023,553
Average earning assets	6,815,932	6,884,855	6,948,309	6,593,781	6,049,626
Average rate on average earning assets (tax equivalent)	5.27%	5.16%	5.18%	4.89%	4.43%
Average rate on cost of funds	1.91%	1.91%	1.85%	1.83%	1.59%
Net interest margin (tax equivalent) (1)	3.36%	3.25%	3.33%	3.06%	2.84%
Return on average assets	1.05%	1.07%	0.93%	0.90%	0.99%
Adjusted return on average assets (1)	1.07%	1.17%	1.16%	0.94%	1.03%
Return on average common equity	9.92%	10.37%	9.76%	8.70%	10.07%
Adjusted return on average common equity (1)	10.11%	11.28%	12.11%	9.82%	10.42%
Efficiency ratio (tax equivalent) (1)	59.61%	59.09%	58.91%	58.60%	60.37%
Full-time equivalent employees	1,185	1,188	1,187	1,224	995

[1] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended June 30, 2024
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$127,962	$1,667	5.24%
Federal funds sold	23	8	139.89%
Certificates of deposits investments	3,745	43	4.62%
Investment Securities:
Taxable (total less municipals)	883,503	5,417	2.45%
Tax-exempt (Municipals)	271,488	2,516	3.71%
Loans (net of unearned income)	5,529,211	79,628	5.79%

Total interest earning assets	6,815,932	89,279	5.27%

NONEARNING ASSETS
Cash and due from banks	95,891
Premises and equipment	101,562
Other nonearning assets	606,493
Allowance for loan losses	(67,929)

Total assets	$7,551,949

INTEREST BEARING LIABILITIES
Demand deposits	$3,021,299	$17,286	2.30%
Savings deposits	688,057	185	0.11%
Time deposits	977,265	8,867	3.65%
Total interest bearing deposits	4,686,621	26,338	2.26%
Repurchase agreements	205,711	1,615	3.16%
FHLB advances	249,187	2,248	3.63%
Federal funds purchased	-	-	0.00%
Subordinated debt	106,033	1,180	4.48%
Jr. subordinated debentures	24,140	537	8.95%
Other debt	-	-	0.00%
Total borrowings	585,071	5,580	3.84%
Total interest bearing liabilities	5,271,692	31,918	2.44%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,439,414	Average cost of funds	1.91%
Other liabilities	44,595
Stockholders' equity	796,248

Total liabilities & stockholders' equity	$7,551,949

Net Interest Earnings / Spread		$57,361	2.83%

Impact of Non-Interest Bearing Funds			0.53%

Tax effected yield on interest earning assets			3.36%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023

Net interest income as reported	$56,765	$55,470	$57,462	$50,443	$42,367
Net interest income, (tax equivalent)	57,361	56,086	58,255	51,212	43,109
Average earning assets	6,815,932	6,884,855	6,948,309	6,593,781	6,049,626
Net interest margin (tax equivalent)	3.36%	3.25%	3.33%	3.06%	2.84%

Common stockholder's equity	$813,645	$797,952	$793,204	$737,948	$660,687
Goodwill and intangibles, net	257,377	260,699	264,231	267,793	178,615
Common shares outstanding	23,896	23,889	23,827	23,830	20,528
Tangible Book Value per common share	$23.28	$22.49	$22.20	$19.73	$23.48
Accumulated other comprehensive loss (AOCI)	(146,998)	(147,667)	(136,427)	(178,903)	(151,566)
Adjusted tangible book value per common share	$29.43	$28.67	$27.93	$27.24	$30.87

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Adjusted earnings Reconciliation
Net Income - GAAP	$19,745	$20,503	$18,071	$15,117	$16,567
Adjustments (post-tax): (1)
Acquisition ACL on non-PCD assets in provision expense	-	-	-	2,985	-
Net (gain)/loss on securities sales	123	-	(36)	(2,677)	-
Integration and acquisition expenses	250	1,804	4,385	1,653	589
Total non-recurring adjustments (non-GAAP)	$373	$1,804	$4,348	$1,962	$589

Adjusted earnings - non-GAAP	$20,118	$22,307	$22,419	$17,079	$17,156
Adjusted diluted earnings per share (non-GAAP)	$0.84	$0.93	$0.94	$0.77	$0.83
Adjusted return on average assets - non-GAAP	1.07%	1.17%	1.16%	0.94%	1.03%
Adjusted return on average common equity - non-GAAP	10.11%	11.28%	12.11%	9.82%	10.42%

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$51,391	$53,362	$57,025	$47,096	$40,042
Other real estate owned property income (expense)	(85)	21	(800)	(902)	(27)
Amortization of intangibles	(3,340)	(3,497)	(3,560)	(2,568)	(1,477)
Nonrecurring severance expense	-	-	-	-	-
Integration and acquisition expenses	(316)	(2,283)	(5,550)	(2,093)	(745)
Adjusted noninterest expense (non-GAAP)	$47,650	$47,603	$47,115	$41,533	$37,793

Net interest income -GAAP	$56,765	$55,470	$57,462	$50,443	$42,367
Effect of tax-exempt income (1)	596	616	793	769	742
Adjusted net interest income (non-GAAP)	$57,361	$56,086	$58,255	$51,212	$43,109

Noninterest income - GAAP	$22,422	$24,478	$21,768	$23,053	$19,486
Net (gain)/loss on securities sales	156	0	(46)	(3,389)	6
Adjusted noninterest income (non-GAAP)	$22,578	$24,478	$21,722	$19,664	$19,492

Adjusted total revenue (non-GAAP)	$79,939	$80,564	$79,977	$70,876	$62,601

Efficiency ratio (non-GAAP)	59.61%	59.09%	58.91%	58.60%	60.37%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.